EXHIBIT H

                            INTER-CREDITOR AGREEMENT

     This INTER-CREDITOR AGREEMENT (the "Agreement") is made as of June 30, 2006 among Consolidated Energy, Inc., a Wyoming corporation (the "Company"), the holders of the Company's 6% Senior Secured Convertible Notes due 2008 (such holders, the "February 2005 Creditors"), the holders of the Company's 8% Senior Secured Convertible Notes due 2008 (such holders, the "January 2006 Creditors" and together with the February 2005 Creditors, the "Existing Creditors"), the persons signatory hereto under the heading "New Creditors" (or hereafter executing a joinder agreement in the form attached hereto as Annex A) (the "New Creditors"), (the Existing Creditors and the New Creditors, each a "Creditor" and collectively the "Creditors"), Gryphon Master Fund, L.P. ("Gryphon"), as Collateral Agent for the Existing Creditors (together with its successors and assigns in such capacity, the "Existing Creditors' Collateral Agent"), and CAMOFI Master LDC, as Collateral Agent for the New Creditors (together with its successors and assigns in such capacity, the "New Creditors' Collateral Agent").

                                    RECITALS

     WHEREAS, the February 2005 Creditors are party to that certain Securities Purchase Agreement dated February 22, 2005 (the "February 2005 Purchase
Agreement") between each February 2005 Creditor and the Company and are the holders of (i) an aggregate of $7,000,000 in principal amount of the Company's 6% Senior Secured Convertible Notes due 2008 dated February 24, 2005 and (ii) an aggregate of $6,750,000 in principal amount of the Company's 6% Senior Secured Convertible Notes due 2008 dated March 18, 2005, June 8, 2005 and June 30, 2005. In addition, pursuant to a forbearance agreement dated January 13, 2006 between the February 2005 Creditors and the Company, the February 2005 Creditors are the holders of an aggregate of $2,640,000 in principal amount of the Company's 3% Secured Promissory Notes due June 30, 2008 issued in satisfaction of certain liquidated damage amounts owed to such creditors (the 6% Senior Secured Convertible Notes due 2008, the 6% Senior Secured Convertible Notes due 2008, the 3% Secured Promissory Notes due June 30, 2008, together with amounts which may hereafter become due under the February 2005 Purchase Agreement or any other agreement executed in connection therewith, collectively the "February 2005 Indebtedness");

     WHEREAS, the January 2006 Creditors are party to that certain Securities Purchase Agreement dated January 13, 2006 (the "January 2006 Purchase Agreement") between each January 2006 Creditor and the Company and are the holders of an aggregate of $6,239,930 of the Company's 8% Senior Secured Convertible Notes due 2008 (the 8% Senior Secured Convertible Notes due 2008, together with amounts which may hereafter become due under the January 2006
Purchase Agreement, or any other agreement executed in connection therewith collectively, the "January 2006 Indebtedness" and together with the February 2005 Indebtedness, the "Existing Indebtedness");

     WHEREAS, the February 2005 Creditors are the beneficiaries of (i) that certain Amended and Restated Security Agreement dated as of January 13, 2006 (the "Existing February 2005 Creditor Security Agreement"), among the February 2005 Creditors, the Company and Existing Creditors' Collateral Agent, and (ii) that certain Fee and Leasehold Mortgage, Assignment of Leases and Subleases, Security Agreement, Fixture Filing and As-Extracted Collateral Filing, effective as of February 24, 2005, by Eastern Consolidated Energy, Inc., Mortgagor, to the Existing Creditors' Collateral Agent, Mortgagee, Relating to Premises in Martin County Kentucky, for the benefit of the February 2005 Creditors (the "February 2005 Creditor Mortgage");

     WHEREAS, the January 2006 Creditors are the beneficiaries of (i) that certain Security Agreement dated as of January 13, 2006 (the "Existing January 2006 Creditor Security Agreement"), among the January 2006 Creditors, the Company and the Existing Creditors' Collateral Agent, and (ii) that certain Fee and Leasehold Mortgage, Assignment of Leases and Subleases, Security Agreement, Fixture Filing and As-Extracted Collateral Filing, effective as of January ___, 2006, by Eastern Consolidated Energy, Inc., Mortgagor, to the Existing Creditors' Collateral Agent, Mortgagee, Relating to Premises in Martin County Kentucky, for the benefit of the January 2006 Creditors (the "January 2006 Creditor Mortgage");

     WHEREAS, pursuant to the Existing February 2005 Creditor Security Agreement, and the Existing January 2006 Creditor Security Agreement, the
Company granted to Existing Creditors' Collateral Agent for the benefit of Existing Creditors, a security interest in all personal property of the Company and pursuant to the February 2005 Creditor Mortgage and the January 2006 Creditor Mortgage, the Company's subsidiary, Eastern Consolidated Energy, Inc. and the Company granted to the Existing Creditors' Collateral Agent, a lien in certain mining properties of Borrower;

     WHEREAS, pursuant to that certain Securities Purchase Agreement, dated June 30, 2006 (the "June 2006 Purchase Agreement"), the New Creditors shall purchase up to an aggregate of $4,444,444 in principal amount of Variable Rate Original Issue Discount Convertible Secured Debentures due June 30, 2008 (the "Debentures")from the Company (such amounts, together with amounts which may hereafter become due under the June 2006 Purchase Agreement or any other agreement executed in connection therewith, the "New Indebtedness" and collectively with the Existing Indebtedness, the "Indebtedness");

     WHEREAS, all of the Indebtedness will be secured by liens and security interests in all assets of the Company and its subsidiaries (the "Collateral"), provided that (i) the liens and security interests in the equipment of the Company to be purchased with the proceeds of the Debentures as specified on
Schedule I attached hereto, any additional equipment purchased with the proceeds of the sale of the Debentures as approved in writing by the purchasers of such Debentures, all insurance proceeds, condemnation awards and foreclosure proceeds arising from such equipment (collectively, the "Equipment Collateral"), which secure the New Indebtedness, will be senior to the liens and security interests in the Equipment Collateral, which secure the Existing Indebtedness, and (ii) the liens and security interests in all other assets of the Company and its subsidiaries, including all real property of the Company and its subsidiaries and all person property of the Company and its subsidiaries other than the Equipment Collateral, and all proceeds of such real and personal property
(collectively, the "Other Priority Collateral") which secure the Existing Indebtedness will be senior to the liens and security interests in the Other Priority Collateral which secure the New Indebtedness;

     WHEREAS, regardless of the order of perfection or statutory priorities, the Creditors wish to memorialize their agreements concerning their respective rights, duties and obligations to one another with respect to the security interests granted in assets of the Company and its subsidiaries;

     NOW, THEREFORE, in consideration of the mutual covenants herein, their respective performances and benefits pertaining to the Indebtedness, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Priority of Payment of Indebtedness.

     1.1 The Indebtedness shall rank in the following order of priority: any sums secured or owed to the Existing Creditors or the New Creditors, pari passu and pro rata in proportion to each Creditor's outstanding principal amounts of Indebtedness at any given time that a determination needs to be made of pro rata holdings, provided that if any amount of Indebtedness owed to either the Existing Creditors or the New Creditors is unpaid on a payment date and on such payment date there is no payment default to the other Creditors, the Creditors to whom such unpaid amount is then due and owing shall receive payment in full of such unpaid amounts prior to the other Creditors receiving any further payments; provided, however, that (A)
     (i) the February 2005 Creditors shall not accept, and the Company shall not pay, any interest payments or payments of principal in cash in connection with the February 2005 Indebtedness until the New Creditors have received payment in full of the first Monthly Redemption (as defined in the June 2006 Purchase Agreement) payment payable under the New Indebtedness, (ii) the February 2005 Creditors shall not accept, and the Company shall not pay, in cash any amounts of any kind that have accrued prior to July 1, 2006 in connection with the February 2005 Indebtedness and (iii) the February 2005 Creditors shall not accept, and the Company shall not pay any interest payments or prepayments of principal in cash at any time when the Control Account established pursuant to the June 2006 Purchase Agreement has a balance of less than $250,000 unless such Control Account has been terminated pursuant to the terms of the Control Account Agreement and (B) the January 2006 Creditors shall not accept, and the Company shall not pay, in cash any payments of any kind (including prepayments) that are payable in any calendar month under the terms of the January 2006 Indebtedness unless either (i) prior to any payment date on the Existing Indebtedness, the New Creditors receive a certificate, in the form of Exhibit A attached hereto, along with supporting bank or other statements from the chief financial officer or chief operating officer of the Company that establishes, to the reasonable satisfaction of the New Creditors, that the amount of the Company's cash on hand on such payment date, after taking account of (a) the regularly scheduled payment in such month of interest on the February 2005 Indebtedness, (b) the regularly scheduled payment in such month of principal and interest on the January 2006 Indebtedness and (c) the regularly scheduled payment in such month of principal and interest on the New Indebtedness, was at least $1,000,000, provided that, for purposes hereof, in calculating the amount of the Company's cash on hand at the end of any calendar month, there shall be excluded all amounts held in the Control Account established pursuant to the terms of the June 2006 Purchase Agreement (which aggregate amount, at the date hereof, is $250,000) or (ii) prior to any payment date on the Existing Indebtedness, the New Creditors receive a certificate, in the form of Exhibit B attached hereto, along with supporting documentation from the chief financial officer or chief operating officer of the Company that establishes, to the reasonable satisfaction of the New Creditors, that (A) the Company had a monthly EBITDA in the second preceding calendar month of at least $700,000 and (B) in the good faith estimate of such chief financial officer or chief operating officer, the Company also had a monthly EBITDA of at least $700,000 during the calendar month immediately preceding the month in which the aforesaid payment date occurs (for clarity, if a payment is due on May 1, the Company would need to certify its actual EBITDA for March and give its estimate for April), provided that for purposes hereof, "EBITDA" means, for the applicable period, the net income (or net loss) of the Company and its consolidated subsidiaries, determined in accordance with GAAP, consistently applied, plus (a) any provision for (or less any benefit from) income taxes, (b) any deduction for interest expense, net of interest income, (c) depreciation and amortization expense, and (d) any other non-cash adjustments recorded "below the line" including but not limited to adjustments to the Company's statement of operations made in accordance with EITF 00-19. Any cash payment prohibited to be made by the Company or received by a February 2005 Creditor pursuant to any of the foregoing clauses (A)(i), (A)(ii) and (A) (iii) or received by a January 2006 Creditor pursuant to any of the foregoing clauses (B)(i) or (B)(ii) may be made by the Company, and received by such February 2005 Creditor or January 2006 Creditor, in shares of Common Stock of the Company, provided that the Company shall not be entitled to (A) make any regularly scheduled principal payment in shares of Common Stock to any February 2005 Creditor with respect to any February 2005 Indebtedness, without the prior written consent of such February 2005 Creditor (which consent may be withheld by any such February 2005 Creditor in its sole and absolute discretion), (B) make any regularly scheduled principal or interest payment in unregistered shares of Common Stock to any January 2006 Creditor with respect to any January 2006 Indebtedness, without the prior written consent of such January 2006 Creditor (which consent may be withheld by any such January 2006 Creditor in its sole and absolute discretion) or (C) make any unscheduled principal or interest payment in shares of Common Stock to any Existing Creditor with respect to any Existing Indebtedness, without the prior written consent of such Existing Creditor (which consent may be withheld by any such Existing Creditor in its sole and absolute discretion). For clarity, as of the date of this Agreement, the pro rata holdings of the Existing Creditors equal an aggregate of $22,629,930 and the pro rata holdings of the New Creditors equal an aggregate of $4,444,444.

     1.2 Each Creditor agrees that if it shall obtain payment of funds which are in excess of the amount that should be distributed to such Creditor pursuant to Section 1.1, then it shall notify all other Creditors and such payment shall be shared with the other applicable Creditors as provided in
     Section 1.1. If such Creditor which receives a payment of funds in excess of the amount that should be distributed pursuant to Section 1.1 is unaware of such excessive amount, upon notice (along with supporting documentation) from the other Creditors of such excessive amount, such Creditor shall share such payment with the other applicable Creditors as provided in
     Section 1.1.

     1.3 Each Creditor may, at any time and from time to time, without the consent of or notice to any other Creditors, except as otherwise required by the agreements governing the Indebtedness, without impairing or releasing any of their rights or obligations hereunder:

               (a) Change the manner, place or terms of payment or change or extend the time of payment of or renew or alter the Indebtedness owed to such Creditor, or enter into or amend, supplement or replace any other agreement relating to such Indebtedness in any manner, provided that, except as provided in Paragraph 3.6 hereof, neither the principal amount of such Indebtedness nor the rate of interest thereon shall be increased;

               (b) Release anyone liable in any manner for the payment or collection of such Indebtedness;

               (c) Exercise or refrain from exercising any rights against the Company or others (including any other Creditor); and

               (d) Apply payments on the Indebtedness in any order as determined by such Creditor.

     1.4 Each Creditor will advise each future holder of all or any part of the Indebtedness owed to it of the terms of this Agreement. Each Creditor represents that no part of the Indebtedness owed to it has been transferred or assigned and such Creditor will not transfer or assign, except to another Creditor, any part of such Indebtedness while this Agreement remains in effect, unless such transfer or assignment is made expressly subject to this Agreement. All instruments evidencing Indebtedness shall contain a legend to the effect that the indebtedness evidenced thereby is subject to this Agreement.

     1.5 The Existing Creditors shall not accept, and the Company shall not pay, in cash any payments required to be made by the Company to the Existing Creditors under the terms of any registration rights (or other similar) agreement between the Company and any Existing Creditor that arises from the failure of the Company to file timely, or the Securities and Exchange Commission to declare effective timely, any registration statement required to be filed by the Company for the benefit of any Existing Creditor. Any cash payment prohibited to be made by the Company, or received by an Existing Creditor, pursuant to this Section 1.5 may be made by the Company and received by such Existing Creditor in shares of Common Stock of the Company.

     1.6 Wherever the Company is permitted hereunder to make payments in shares of Common Stock in lieu of cash to any Creditor, the number of shares of Common Stock to be issued shall be calculated by dividing the amount owed by 80% of the average of the VWAP for the 10 consecutive Trading Days ending on the Trading Day immediately prior to the applicable date when such payment is due. For purposes hereof, VWAP means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the OTC Bulletin Board or such other U.S. market or exchange which is the principal market on which the Common Stock is then listed for trading, the daily volume weighted average price of the Common Stock for such date as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. to 4:02 p.m. New York City time);
     (b) if the Common Stock is not then listed or quoted on such market and if prices for the Common Stock are then reported in the "Pink Sheets" published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

     1.7 Notwithstanding anything herein or elsewhere to the contrary, each Existing Creditor agrees not to (i) sue upon any claim or claims now or hereafter existing which such Existing Creditor may hold against Company,
     (ii) foreclose or otherwise take any action to realize on any portion of the Collateral, nor (iii) file or join in any petition to commence any proceeding under the United States Bankruptcy Code against the Company; provided, however, that each Existing Creditor may take any of the actions specified in the foregoing clauses (i) and (ii) after the earliest of (a) the expiration of at least 180 days following the date on which any Existing Creditor gives written notice to the Company and the New Creditors that a Default or an Event of Default exists under and as defined in the Existing Indebtedness; provided, however, that such 180 days shall be reduced to 120 days commencing on the one year anniversary of the Closing Date (as defined in the June 2006 Purchase Agreement), (b) the acceleration by any New Creditor of the New Indebtedness or the notice by any New

     Creditor to the Company that a Default or Event of Default has occurred or exists under and as defined in the New Indebtedness (unless such acceleration or notice is subsequently rescinded by such New Creditor, in which case such acceleration or notice shall be deemed to have not occurred), or (c) the commencement of any proceeding under the United States Bankruptcy Code involving the Company or any of its subsidiaries as debtor, whether commenced by the Company or any such subsidiary or by a creditor other than an Existing Creditor, the commencement of any receivership involving the Company or any of its subsidiaries or their assets, or any assignment by the Company or any of its subsidiaries for the benefit of creditors (each an "Insolvency Proceeding"). In the event that a New Creditor takes any action described above in clause (i), (ii) or (iii) of this Section 1.7, such New Creditor shall give written notice thereof to the Existing Creditors' Collateral Agent within 24 hours of the taking of such action.

2. Priority of Liens and Security Interests in Collateral.

     2.1 Repayment of the New Indebtedness shall be secured by: (i) a first priority security interest in the Equipment Collateral; and (ii) junior and subordinate liens and security interests in the Other Priority Collateral. Repayment of the Existing Indebtedness shall be secured by: (i) first priority liens and security interests in the Other Priority Collateral; and
     (ii)  a  junior  and  subordinate   security   interest  in  the  Equipment
     Collateral.

     2.2 Each Creditor acknowledges that (x) all Creditors have valid liens and security interests in the Collateral, and (y) the security interest of the New Creditors in the Equipment Collateral shall be senior to the security interest of the Existing Creditors therein, and (z) the security interest of the Existing Creditors in all Other Priority Collateral shall be senior to the security interest of the New Creditors therein.

     2.3 The priority of liens and security interests set forth in this Paragraph 2 shall apply and control, irrespective of (i) any statement to the contrary in any mortgage, pledge, assignment or security agreement evidencing, creating or perfecting the liens or security interests in the Collateral, or in any agreement or other document executed and delivered by any party hereto or any affiliate thereof, (ii) the time, order or method of attachment or perfection of security interests or the perfection of security interests or recordation of liens, (iii) the time or order of recording of mortgages or filings of financing statements or any other recordings of filings; or (iv) the giving of, or failure to give, notice of the acquisition or expected acquisition of purchase money or other security interests.

     2.4 Each Creditor hereby agrees that it will not make any assertion or claim in any action, suit or proceeding of any nature whatsoever in any way challenging the priority, validity or effectiveness of the liens or security interests of any other Creditor in the Collateral.

     2.5 New Creditors' Collateral Agent is hereby authorized to file a UCC-1 or UCC-3 with the Secretary of State of the State of Wyoming and other states and a mortgage within one or more counties within the State of Kentucky, each naming the New Creditors as the secured parties and the Company and its Subsidiaries as the debtor. Such mortgage shall contain a legend approved by the Existing Creditors' Collateral Agent reflecting the subordination of the liens created thereby as set forth herein.

     2.6 Exercise of Remedies with respect to Other Priority Collateral.

               (a) Neither New Creditors nor the New Creditors' Collateral Agent shall exercise any rights or remedies with respect to the Other Priority Collateral by foreclosure, repossession or sequestration proceedings or otherwise without the prior written consent of Existing Creditors' Collateral Agent. Neither Existing Creditors nor Existing Creditors' Collateral Agent shall give notice of intention to accelerate or accelerate the Existing Indebtedness, unless written notice thereof shall have given to New Creditors' Collateral Agent at least three business days prior to the date of such notice or acceleration. Nothing contained in this Agreement shall be construed to preclude any New Creditor from filing any proof of claim in any Insolvency Proceeding, asserting any claim or remedy in any Insolvency Proceeding, or exercising any right to vote on any plan of reorganization or other matters in any Insolvency Proceeding, subject, however, in all cases to the terms of this Agreement.

               (b) Subject to the provisions of Section 1.7, if the exercise of remedies by Existing Creditors or Existing Creditors' Collateral Agent under any agreement governing the Existing Indebtedness results in a foreclosure, deed in lieu of foreclosure or other deposition of Other Priority Collateral (each a "Disposition"), each New Creditor hereby acknowledges and agrees that (i) neither New Creditors nor New Creditors' Collateral Agent shall, subject to the provisions of
          Section 1.7, take any action that would hinder any exercise of remedies undertaken by Existing Creditors or Existing Creditors' Collateral Agent, (ii) upon the release of the liens and security interests of the Existing Creditors and the Existing Creditors' Collateral Agent in such Other Priority Collateral that is the subject of such Disposition, the liens and security interests of the New Creditors and New Creditors' Collateral Agent in such Other Priority Collateral shall be released automatically and the New Creditors and New Creditors' Collateral Agent shall execute and deliver to Existing Creditors' Collateral Agent such releases of lien and UCC termination statements that Existing Creditors' Collateral Agent may reasonably request, and (iii) the Existing Indebtedness shall be indefeasibly paid in full first from the proceeds of the transfer of such Other Priority Collateral and any remaining proceeds shall be applied to the payment of the New Indebtedness.

     2.7 Exercise of Remedies with respect to Equipment Collateral.

               (a) Neither Existing Creditors nor the Existing Creditors' Collateral Agent shall exercise any rights or remedies with respect to the Equipment Collateral by foreclosure, repossession or sequestration proceedings or otherwise without the prior written consent of New Creditors' Collateral Agent. Neither New Creditors nor New Creditors' Collateral Agent shall give notice of intention to accelerate or accelerate the New Indebtedness, unless written notice thereof shall have given to Existing Creditors' Collateral Agent at least three business days prior to the date of such notice or acceleration. Nothing contained in this Agreement shall be construed to preclude any Existing Creditor from filing any proof of claim in any Insolvency
          Proceeding,   asserting   any  claim  or  remedy  in  any   Insolvency
          Proceeding, or exercising any right to vote on any plan of reorganization or other matters in any Insolvency Proceeding, subject, however, in all cases to the terms of this Agreement.

               (b) Subject to the provisions of Section 1.7, if the exercise of remedies by New Creditors or New Creditors' Collateral Agent under any agreement governing the New Indebtedness results in a Disposition of Equipment Collateral, each Existing Creditor hereby acknowledges and agrees that (i) neither Existing Creditors nor Existing Creditors' Collateral Agent shall take any action that would hinder any exercise of remedies undertaken by New Creditors or New Creditors' Collateral Agent, (ii) upon the release of the liens and security interests of the New Creditors and the New Creditors' Collateral Agent in such Equipment Collateral that is the subject of such Disposition, the liens and security interests of the Existing Creditors and Existing Creditors' Collateral Agent in such Equipment Collateral shall be released automatically and the Existing Creditors and Existing Creditors' Collateral Agent shall execute and deliver to New Creditors' Collateral Agent such releases of lien and UCC termination statements that New Creditors' Collateral Agent may reasonably request, and (iii) the New Indebtedness shall be indefeasibly paid in full first from the proceeds of the transfer of such Equipment Collateral and any remaining proceeds shall be applied to the payment of the Existing Indebtedness.

     2.8 Insolvency Proceedings.

               (a) If the Company shall be subject to any Insolvency Proceeding, this Agreement shall nevertheless remain in full force and effect and enforceable pursuant to its terms, and all references herein to the Company shall be deemed to apply to the Company as a debtor-in-possession and to any trustee in bankruptcy for the estate of such entity.

               (b) The New Creditors' Collateral Agent, on behalf of itself and the New Creditors, agrees that none of them shall contest (or support any other person or entity contesting) (i) any request by the Existing

          Creditors' Collateral Agent or the Existing Creditors for adequate protection with respect to the Other Priority Collateral or (ii) any objection by the Existing Creditors' Collateral Agent or the Existing Creditors to any motion, relief, action or proceeding based on the Existing Creditors' Collateral Agent or the Existing Creditor s claiming a lack of adequate protection with respect to the Other Priority Collateral.

               (c) If the Existing Creditors' Collateral Agent or any Existing Creditor is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of the Company, for any reason, including, without limitation, because it was found to be a fraudulent or preferential transfer, any proceeds of Other Priority Collateral (a "Relinquished Amount of Existing Indebtedness"), then the Existing Indebtedness shall be reinstated to the extent of such Relinquished Amount of Existing Indebtedness and deemed to be outstanding as if such payment had not occurred. If this Agreement shall have been terminated prior to such the date of such Relinquished Amount of Existing Indebtedness, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

               (d) Each New Creditor acknowledges and agrees that (i) the grant of liens and security interests in the Other Priority Collateral to secure the Existing Indebtedness and the grant of liens and security interests in the Other Priority Collateral to secure the New Indebtedness constitute two separate and distinct grants of liens and security interests and (ii) because of, among other things, their differing rights in the Other Priority Collateral, the New Indebtedness is fundamentally different from the Existing Indebtedness and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Existing Creditors and New Creditors in respect of the Other Priority Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each New Creditors hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Company in respect of the Other Priority Collateral, with the effect being that, to the extent that the aggregate value of the Other Priority Collateral is sufficient (for this purpose ignoring all claims held by the New Creditors), the Existing Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claim, all
          amounts  owing  in  respect  of  post-petition   interest  before  any
          distribution is made in respect of the claims held by the New Creditors, with each New Creditor hereby acknowledging and agreeing to turn over to the Existing Creditors amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim of the New Creditors.

               (e) The Existing Creditor Collateral Agent, on behalf of itself and the Existing Creditors, agrees that none of them shall contest (or support any other person or entity contesting) (i) any request by the New Creditors' Collateral Agent or the New Creditors for adequate protection with respect to the Equipment Collateral or (ii) any objection by the New Creditors' Collateral Agent or the New Creditors to any motion, relief, action or proceeding based on the New Creditors Collateral Agent or the New Creditors claiming a lack of adequate protection with respect to the Equipment Collateral.

               (f) If the New Creditors Collateral Agent or any New Creditor is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any the Company, for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any proceeds of Equipment Collateral (a "Relinquished Amount of New Indebtedness"), then the New Indebtedness shall be reinstated to the extent of such Relinquished Amount of New Indebtedness and deemed to be outstanding as if such payment had not occurred. If this Agreement shall have been terminated prior to such the date of such Relinquished Amount of New Indebtedness, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

               (g) Each Existing Creditor acknowledges and agrees that (i) the grant of liens and security interests in the Equipment Collateral to secure the New Indebtedness and the grant of liens and security interests in the Equipment Collateral to secure the Existing Indebtedness constitute two separate and distinct grants of liens and security interests and (ii) because of, among other things, their differing rights in the Equipment Collateral, the Existing Indebtedness is fundamentally different from the New Indebtedness and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the New Creditors and Existing Creditors in respect of the Equipment Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each Existing Creditor hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Company in respect of the Equipment Collateral, with the effect being that, to the extent that the aggregate value of the Equipment Collateral is sufficient for this purpose (ignoring all claims held by the Existing Creditors), the New Creditors shall be entitled to receive from the proceeds of the Equipment Collateral, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claim, all amounts owing in respect of post-petition interest before any distribution is made in respect of the claims held by the Existing Creditors, with the Existing Creditors hereby acknowledging and agreeing to turn over to the New Creditors amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim of the Existing Creditors.

     3. Miscellaneous.

     3.1 Addition of New Creditors. Each Creditor originally a signatory hereto acknowledges and agrees that any investor that is or becomes a party to the June 2006 Purchase Agreement shall become a New Creditor and shall have all of the rights and duties of a Creditor hereunder, provided that such party executes and delivers a joinder agreement in the form of Annex A hereto to _____ on or prior to July __, 2006.

     3.2 Indemnification by Existing Creditors. Each Existing Creditor shall indemnify, defend, and hold harmless each New Creditor against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable professional and attorneys' fees, including those arising from settlement negotiations, that each such New Creditors shall incur or suffer, which arise, result from, or relate to a breach of, or failure by such Existing Creditor to perform under this Agreement. For clarity, the liability of each Existing Creditor under this
     Section 3.2 shall be several and not joint.

     3.3 Indemnification by New Creditors. Each New Creditor shall indemnify, defend, and hold harmless each Existing Creditor against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable professional and attorneys' fees, including those arising from settlement negotiations, that each such Existing Creditor shall incur or suffer, which arise, result from, or relate to a breach of, or failure by such New Creditor to perform under this Agreement. For clarity, the liability of each New Creditor under this Section 3.3 shall be several and not joint.

     3.4 Assignment. The rights and obligations of the Creditors under this Agreement may be assigned to and assumed by a transferee of the Notes (as defined in the February 2005 Purchase Agreement and as defined in the January 2006 Purchase Agreement) or the Debentures (as defined in the June 2006 Purchase Agreement), as applicable.

     3.5 Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, and successors.

     3.6 Parties in Interest. Except as expressly provided in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right to subrogation or action over against any party to this Agreement. The Existing Creditors acknowledge that the New Creditors will not necessarily all be closing on their respective purchases of the Debentures at the same time, and that each New Creditor shall be required to become a party to this Agreement at the time of such New Creditor's purchase of a Debenture as a closing condition of such purchase. All parties hereto acknowledge that such "rolling closing", if it occurs, shall cause a continuing re-allocation of the pro rata holdings of Indebtedness by the various Creditors. In no event shall the Company issue more than $4,444,444 in principal amount of New Indebtedness which are to be covered by this Agreement.

     3.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties.

     3.8 Amendment. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties signatory hereto.

     3.9 Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     3.10 Notices. Notices given under this Agreement shall be delivered as set forth in the February 2005 Purchase Agreement, January 2006 Purchase Agreement or June 2006 Purchase Agreement.

     3.11 Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding arising out of or relating to this Agreement by receiving a copy thereof sent to it at its address in effect for notices to it under the February 2005 Purchase Agreement, the January 2006 Purchase Agreement or the June 2006 Purchase Agreement, as applicable, and agrees that such service shall constitute good and sufficient service of process and notice thereof. The parties hereby waive any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

     3.12 Effect of Headings. The headings of the Paragraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

     3.13 Invalidity. Any provision of this Agreement which is invalid, void, or illegal, shall not affect, impair, or invalidate any other provision of this Agreement, and such other provisions of this Agreement shall remain in full force and effect.

     3.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. In lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original.

     3.15 Number and Gender. When required by the context of this Agreement, each number (singular and plural) shall include all numbers, and each gender shall include all genders.

     3.16 Further Assurances. Each party to this Agreement agrees to execute further instruments as may be necessary or desirable to carry out this Agreement, provided the party requesting such further action shall bear all related costs and expenses.

     3.17 Professional Fees and Costs. If any legal or equitable action, arbitration, or other proceeding, whether on the merits or on motion, are brought or undertaken, or an attorney retained, to enforce this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, then the successful or prevailing party or parties in such undertaking (or the party that would prevail if an action were brought) shall be entitled to recover reasonable attorney's fees and other professional fees and other costs incurred in such action, proceeding, or discussions, in addition to any other relief to which such party may be entitled. The parties intend this provision to be given the most liberal construction possible and to apply to any circumstances in which such party reasonably incurs expenses.

     3.18 Termination. This Agreement shall terminate upon the earlier of (i) the date on which all Existing Indebtedness has been paid in cash and satisfied in full or (ii) the date on which all New Indebtedness has been paid in cash and satisfied in full and any preference period under any applicable insolvency law has passed.

                            *************************

                  [SIGNATURE PAGE CEIW INTERCREDITOR AGREEMENT]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the Company, the Existing Creditors and the New Creditors as of the day and year first written above.


COMPANY:
CONSOLIDATED ENERGY, INC.
---------------------------------
By:
Its:


EXISTING CREDITORS:

GRYPHON MASTER FUND, L.P. as Existing Creditor and as Collateral Agent for the Existing Creditors

                 By: Gryphon Partners, L.P., its General Partner

                     By:  Gryphon Management Partners, L.P., its General Partner

                              By:  Gryphon Advisors, L.L.C., its General Partner

                                 By:___________________________________

                                   E.B. Lyon, IV, Manager and Authorized Agent


                   GSSF MASTER FUND, LP

                   By:  Gryphon Special Situations Fund, LP, its General Partner

                          By:  GSSF Management Partners, LP, its General Partner

                             By: GSSF, LLC, its General Partner

                                 By:________________________________________
                                    E.B. Lyon, IV, Manager and Authorized Agent

                LONESTAR PARTNERS, L.P.

                By:  Lonestar Capital Management, LLC, its General Partner


                      By:__________________________________________
                        Yedi Wong, CFO

                WS OPPORTUNITY INTERNATIONAL FUND, LTD.

                By:  WS Ventures Management, L.P., as agent and attorney-in-fact

                  By: WSV Management, LLC, its General Partner

                              By:___________________________________
                                 Reid S. Walker, Member


                WS OPPORTUNITY FUND, (QP), L.P.

                By:  WS Ventures Management, L.P., as General Partner

                  By: WSV Management, LLC, its General Partner


                              By:____________________________________

                  RENAISSANCE US GROWTH INVESTMENT TRUST PLC

                  By:______________________________________
                     Russell Cleveland, Director

                  BFS US SPECIAL OPPORTUNITIES TRUST PLC

                  By:_______________________________________
                    Russell Cleveland, Director

                  ENABLE GROWTH PARTNERS, L.P.

                  By:________________________, its General Partner

                  By:________________________
                     Brendan O'Neil, Principal

                  ENABLE OPPORTUNITY PARTNERS, L.P.

                  By:________________________, its General Partner

                  By:________________________
                     Brendan O'Neil, Principal

                  GAMMA OPPORTUNITY CAPITAL PARTNERS, L.P.

                  By: _______________________, its General Partner

                           By:______________________________________
                              Jonathan P. Knight, President/Director

                  BUSHIDO CAPITAL MASTER FUND, L.P.

                  By: Bushido Capital Partners, Ltd., its General Partner

                           By:______________________________________
                           Christopher Rossman, Managing Director

                  CORDILLERA FUND L.P.

                  By: ACCF Gen Par, L.P., its General Partner

                  By: Andrew Carter Capital, Inc., its General Partner

                  By:_______________________________________________
                     James P. Andrew, Co-CEO

                  NEWGRANGE PARTNERS LP

                  By:_______________________________________________
                  Michael H. Scholten, Managing Partner

                  WHALEHAVEN CAPITAL FUND LIMITED

                  By:__________________________________________________
                  Evan Schemenauer, Director

                  ABS SOS-PLUS PARTNERS, LTD.

                  By:__________________________________________________
                  Jonathan P. Knight, President/Director

                  REGENMACHER HOLDINGS, LTD.

                  By:__________________________________________________
                  Jonathan P. Knight, President/Director

                  IROQOUIS MASTER FUND LTD.

                  By:__________________________________________________
                  Joshua Silverman, Authorized Signatory

COLLATERAL AGENT FOR NEW CREDITORS:

CAMOFI MASTER LDC
By:___________________________________
Its:__________________________________




                                ****************

          [NEW CREDITOR SIGNATURE PAGE TO CEIW INTERCREDITOR AGREEMENT]

Name of New Creditor: __________________________

Signature of Authorized Signatory of New Creditor: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

                                     ANNEX A
                                       to
                                  INTERCREDITOR
                                    AGREEMENT

                     FORM OF ADDITIONAL NEW CREDITOR JOINDER

                             Intercreditor Agreement
            dated as of June __, 2006 (the "Intercreditor Agreement")

     Reference is made to the Intercreditor Agreement as defined above. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Intercreditor Agreement.

     The undersigned hereby agrees that upon delivery of this Additional New Creditor Joinder to Gryphon, the undersigned shall (a) be a New Creditor under the Intercreditor Agreement (b) have all the rights and obligations as a Creditor thereunder as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations, warranties and covenants of a Creditor set forth therein.

     IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

                                [Name of Additional New Creditors]

                                 By:______________________________
                                    Name:
                                    Title:

                                    Address:

                                                                       Exhibit A


                            Consolidated Energy, Inc.
                                 76 George Road
                           Betsy Layne, Kentucky 41605

                              Officer's Certificate


     The undersigned, being the Chief Financial Officer or the Chief Operating Officer of Consolidated Energy, Inc., a Wyoming corporation, hereby certifies on behalf of the Company that the condition set forth in Section 1.1(B)(i) of the Intercreditor Agreement, dated as of June 30, 2006, between the Company, the holders of the Company's 6% Senior Secured Convertible Notes due 2008, the holders of the Company's 8% Senior Secured Convertible Notes and the holders of the Company's Variable Rate Original Issue Discount Convertible Secured Debentures due June 30, 2008 (the "Intercreditor Agreement") has been satisfied. As of the __th day of ____, ____, the Company's aggregate cash and cash equivalents, as customarily set forth on the Company's financial statements, are $____________. Attached are supporting bank and other statements evidencing such cash and cash equivalents.

     The next regularly scheduled payment of interest on the February 2005 Indebtedness (as defined in the Intercreditor Agreement) shall be $____ and shall occur on _________. The next regularly scheduled payment of interest on the January 2006 Indebtedness (as defined in the Intercreditor Agreement) shall be $____ and shall occur on _________. The next regularly scheduled payment of interest on the New Indebtedness (as defined in the Intercreditor Agreement) shall be $____ and shall occur on _________. Attached are supporting documents evidencing the amounts of interest and payment dates on the February 2005 Indebtedness, the January 2006 Indebtedness and the New Indebtedness.




________________________
Name:
Title:

Date:

                                                                       Exhibit B


                            Consolidated Energy, Inc.
                                 76 George Road
                           Betsy Layne, Kentucky 41605

                              Officer's Certificate


     The undersigned, being the Chief Financial Officer or the Chief Operating Officer of Consolidated Energy, Inc., a Wyoming corporation, hereby certifies on behalf of the Company that the condition set forth in Section 1.1(B)(ii)(A) of the Intercreditor Agreement, dated as of June 30, 2006, between the Company, the holders of the Company's 6% Senior Secured Convertible Notes due 2008, the holders of the Company's 8% Senior Secured Convertible Notes and the holders of the Company's Variable Rate Original Issue Discount Convertible Secured Debentures due June 30, 2008 (the "Intercreditor Agreement") has been satisfied. As of ____, _________, the Company's EBITDA, as determined in accordance with GAAP, in the second preceding calendar month was $____________. Attached is supporting documentation evidencing such EBITDA.

     It is my good faith estimate that the Company also had a monthly EBITDA, as determined in accordance with GAAP, in the immediately preceding calendar month of at least $700,000.


______________________
Name:
Title:

Date: